Delaware Group Adviser Funds
N-SAR

Exhibit List


Exhibit		Reference

77.D	Policies with respect to
security investments for the Delaware
Diversified Income Fund incorporated into this filing by reference to two 497(e) filings which both occurred on August 18, 2006.
The Accession numbers for these filings are 0000910682-06-000025 and 0000910682-
06-000024, respectively.